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Exhibit 8.2

[Sullivan & Cromwell LLP Letterhead]

August 3, 2006

Health Care Property Investors, Inc.,
3760 Kilroy Airport Way, Suite 300,
Long Beach, California 90806.

Ladies and Gentlemen:

        We have acted as counsel to Health Care Properties Investors, Inc., a Maryland corporation ("HCP"), in connection with the planned merger (the "Merger") of CNL Retirement Properties, Inc., a Maryland corporation ("CRP"), with and into Ocean Acquisition 1, Inc., a Maryland corporation and wholly owned subsidiary of HCP ("Merger Sub"), pursuant to the Agreement and Plan of Merger (the "Agreement"), dated as of May 1, 2006, by and among HCP, Merger Sub and CRP, as described in the proxy statement/prospectus (the "Proxy Statement-Prospectus"), which is part of the registration statement on or about the date hereof on Form S-4 of HCP (the "Registration Statement") filed in connection with the Merger.

        We hereby confirm to you that, in our opinion, insofar as they purport to describe provisions of United States federal income tax law applicable to holders of common stock of CRP that exchange their common stock of CRP for cash and common stock of HCP pursuant to the Merger, the statements set forth under the caption "Material United States Federal Income Tax Considerations—Introduction" and "Material United States Federal Income Tax Considerations—Tax Consequences of the Merger" in the Proxy Statement-Prospectus included in the Registration Statement are accurate in all material respects.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                      Very truly yours,
                      /s/ Sullivan & Cromwell LLP

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